UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Penn Center Blvd., Suite 201, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

ITEM 5 – OTHER EVENTS

On December 24, 2003, World Health Alternatives, Inc. (the “Company”) entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) with Barron Partners, LP and certain investors described therein (the “Investors”) pursuant to which the Company issued to the Investors an aggregate of 2,750,000 shares of its Common Stock at $0.60 per share for an aggregate purchase price of $1,650,000 (the “Investment Shares”) and warrants exercisable for shares of its Common Stock for an aggregate purchase price of $2,000,000 (the “Warrants”). The Investment Shares and the Warrants were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended.

Between April 1, 2004 and April 23, 2004, certain investors in the Stock Purchase Agreement acquired an aggregate of 1,766,661 shares of the Company’s restricted common stock by exercising warrants at a price of $0.60 per share for a total investment of $1,059,999.66. Included in that total was acquisition by Barron Partners, LP of 1,200,000 shares of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ Richard E. McDonald
Richard E. McDonald
President,
Principal Financial Officer
Principal Accounting Officer
Chairman of the Board of Directors

By	/s/ Marc D. Roup
Marc D. Roup
Chief Executive Officer and Director

Date: April 28, 2004

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